EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements Form S-8 (File No. 333-131322, effective January 27, 2006, File No. 333-65469, effective October 8, 1998 and File No. 333-161737, effective September 4, 2009) of Environmental Tectonics Corporation and Subsidiaries, of our report, dated May 27, 2010, except Notes 1,2,7,15 and 16 which are dated March 15, 2011, relating to the consolidated financial statements, which appear in this Form 10-K/A.

/s/ Friedman LLP
East Hanover, New Jersey
March 15, 2011